EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors, Audit Committee and Stockholders

SP Bancorp, Inc.

We consent to the incorporation by reference in Registration Statement (No. 333-181737) on Form S-8 of SP Bancorp, Inc. of our report dated February 28, 2014 relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K of SP Bancorp, Inc. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP

Dallas, Texas

February 28, 2014